UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported): April 1, 2017

              ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  2210 Woodland Drive, Manitowoc, Wisconsin, 54220
(Address of principal executive offices, including zip code)

  (920) 892-9340
(Registrant’s telephone number, including area code)

  Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 1, 2017, Orion Energy Systems, Inc. (the “Company”) entered into a new Executive Employment and Severance Agreement (the “Employment Agreement”) with Michael J Potts, who will be serving in a new role as the Company’s Chief Risk Officer and Executive Vice President. The purpose of the Employment Agreement is to reflect the change in Mr. Potts’ title, responsibilities and related adjusted compensation arrangements. Mr. Potts previously served as the Company’s President and Chief Operating Officer.
The Employment Agreement is for an initial term through March 31, 2018, after which the Employment Agreement will renew automatically for successive one year periods unless and until Mr. Potts or the Company provides written notice to the other party of the intent not to renew the Employment Agreement at least ninety days prior to the end of any term.
The terms of the Employment Agreement are substantially similar to Mr. Potts’ prior employment agreement with the Company, except that the Employment Agreement includes (i) an initial annual base salary of $260,000 for fiscal 2018 and (ii) provisions allowing Mr. Potts to participate in any project-based bonus programs established by the Company’s Board of Directors or Compensation Committee from time to time. Mr. Potts will participate in the Company’s fiscal 2018 cash bonus program for executives and will have a target maximum bonus equal to 50% of his base salary.
In addition, the Employment Agreement provides that (i) Mr. Potts will receive an automobile allowance and certain Company-provided insurance benefits; (ii) Mr. Potts will be entitled to participate in incentive plans and programs and other employee benefit plans that are generally provided to senior executives of the Company; and (iii) the Company will provide Mr. Potts with limited family health insurance plan coverage, or equivalent, after his departure from the Company and pay the employer premium portion of such coverage until Mr. Potts is eligible for Medicare coverage.
The Employment Agreement provides that Mr. Potts is entitled to certain severance payments and other benefits upon a qualifying employment termination, including certain enhanced protections under such circumstances occurring after a “Change of Control” (as defined in the Employment Agreement) of the Company. Prior to a Change in Control, if Mr. Potts’ employment is terminated without “Cause” (as defined in the Employment Agreement) or for “Good Reason” (as defined in the Employment Agreement) prior to the end of his employment period, Mr. Potts will be entitled to (i) a severance benefit payable in a lump sum equal to the sum of his base salary plus the average of his prior three years’ bonuses; (ii) a pro rata bonus for the year of termination based on Mr. Potts’ annual target cash bonus opportunity (if any) for such year multiplied by a fraction representing the portion of the annual performance period that has elapsed at the time of termination; (iii) COBRA premiums at the active employee rate for the duration of Mr. Potts’ COBRA continuation coverage period; and (iv) limited family health insurance plan coverage, or equivalent, including the payment of the employer premium portion of such coverage until Mr. Potts is eligible for Medicare coverage. If Mr. Potts is terminated without Cause or terminates for Good Reason following a Change of Control prior to the end of his employment period, Mr. Potts will be entitled to (i) a severance benefit payable in a lump sum equal to two times the sum of his base salary plus the average of his prior three years’ bonuses; (ii) a pro rata bonus for the year of termination based on Mr. Potts’ annual target cash bonus opportunity (if any) for such year multiplied by a fraction representing the portion of the annual performance period that has elapsed at the time of termination; (iii) COBRA premiums at the active employee rate for the duration of Mr. Potts’ COBRA continuation coverage period; and (iv) limited family health insurance plan coverage, or equivalent, including the payment of the employer premium portion of such coverage until Mr. Potts is eligible for Medicare coverage. To receive these benefits, Mr. Potts must execute and deliver to the Company (and not revoke) a general release of claims acceptable to the Company.
The Employment Agreement also requires Mr. Potts not to, during the term of his employment (and for two years following his termination of employment), (i) disclose any confidential information of the Company; (ii) compete with the Company; or (iii) solicit the employees or other persons with business relationships with the Company.
The Employment Agreement provides that upon a Change of Control, Mr. Potts’ employment term will automatically be extended for a period of two years. Following the Change of Control, Mr. Potts will be guaranteed the same base salary and a bonus opportunity at least equal to 100% of the prior year’s target award and with the same general probability of achieving performance goals as prior to the Change of Control. In addition, Mr. Potts would be guaranteed participation in salaried and executive benefit plans that provide benefits, in the aggregate, at least as great as the benefits being provided prior to the Change of Control.
The Employment Agreement contains a “valley” excise tax provision that provides that all amounts payable to Mr. Potts under the Employment Agreement and any other of the Company’s agreements or plans that constitute change of control payments will be cut back to one dollar less than three times Mr. Potts’ “base amount,” as defined by Internal Revenue Code (“Code”) Section 280G, unless Mr. Potts would retain a greater amount by receiving the full amount of the payment and personally paying the excise taxes. Under the Employment Agreement, the Company would not be obligated to gross up Mr. Potts for any excise taxes imposed on excess parachute payments under Code Section 280G or 4999.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01(d)    Financial Statements and Exhibits.
Exhibit 10.1    Executive Employment and Severance Agreement, dated April 1,         2017, by and between Orion Energy Systems, Inc. and Michael J. Potts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: April 3, 2017	By: /s/ William T. Hull
William T. Hull
Chief Financial Officer

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